Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement, on Form S-8 of Switch, Inc., of our report dated June 28, 2017 relating to the balance sheet of Switch, Inc., which appears in the Prospectus dated October 5, 2017 filed by Switch, Inc. pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Registration Statement on Form S-1/A (No. 333-220405).

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada

October 11, 2017